Exhibit (h)(2)

TCP CAPITAL CORP.

(a Delaware corporation)

EQUITY DISTRIBUTION AGREEMENT

Dated: August 12, 2016

TCP CAPITAL CORP.

(a Delaware corporation)

EQUITY DISTRIBUTION AGREEMENT

August 12, 2016

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

TCP Capital Corp., a Delaware corporation (the “Company”), Special Value Continuation Partners, LP, a Delaware limited partnership (“SVCP”), Tennenbaum Capital Partners, LLC, a Delaware limited liability company and a registered investment adviser (“TCP”), and  SVOF/MM, LLC, a Delaware limited liability company (the “General Partner” and, collectively with the Company, SVCP and TCP, the “TCP Entities”), confirm their agreement with Raymond James & Associates, Inc. (the “Agent”) as set forth below.

SECTION 1.           Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through the Agent, acting as agent and/or principal, shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Maximum Amount”).  Notwithstanding anything to the contrary contained herein, except as set forth in any Placement Notices (as defined herein), the parties hereto agree that, provided the Agent does not sell in excess of the number of Securities specified in any Placement Notices issued to it, the Company shall have sole responsibility for compliance with the limitations set forth herein regarding the aggregate offering price of the Securities issued and sold under this Agreement, and the Agent shall have no obligation in connection with such compliance.  The issuance and sale of the Securities through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.

The Company has prepared and filed with the Commission a shelf registration statement on Form N-2 (No. 333-204571), including a related prospectus (the “base prospectus”), covering the registration of the sale of the Securities under the 1933 Act, which registration statement has been declared effective by the Commission.  The information included in such base prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B (“Rule 430B”) of the 1933 Act Regulations is herein called the “Rule 430B Information.”  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated therein by reference and all Rule 430B Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without any reference to a time means the Registration Statement as of the Applicable Time.  Any registration statement filed pursuant to Rule 462(b) (“Rule 462(b)”) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The Company will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 430B and Rule 497 (“Rule 497”) of the 1933 Act Regulations. The prospectus supplement relating to the Securities in the form most recently filed with the Commission pursuant to Rule 497, including the base prospectus and any document incorporated therein by reference, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

Special Value Continuation Fund, LLC, a Delaware limited liability company (“SVCF”), filed a Form N-8A “Notification of Registration Filed Pursuant to Section 8(A) of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”), with the Commission on August 1, 2006 (the “SVCF Notification of Registration”).

SVCP filed a Form N-8A “Notification of Registration Filed Pursuant to Section 8(A) of the 1940 Act” with the Commission on July 31, 2006 (the “SVCP Notification of Registration” and, together with the SVCF Notification of Registration, the “Notifications of Registration”).

SVCF filed a Registration Statement on Form N-2 under the 1940 Act with the Commission on November 1, 2006 (the “SVCF N-2”).

SVCP filed a Registration Statement on Form N-2 under the 1940 Act with the Commission on October 31, 2006 (the “SVCP N-2” and, together with the SVCF N-2, the “N-2 Registration Statements”).

SVCF filed a certificate of conversion with the Secretary of State of the State of Delaware on April 2, 2012, and otherwise completed all action necessary for the conversion (the “Conversion”) of SVCF from a limited liability company to the Company, a corporation, in accordance with Section 265 of the Delaware General Corporation Law (the “DGCL”) and Section 18-216 of the Delaware Limited Liability Act.  For purposes of this Agreement, unless the context otherwise requires, references to the Company shall be deemed to also include SVCF and its Subsidiaries (as defined below), if any, for periods prior to the consummation of the Conversion.

The Company filed a Form N-6F “Notice of Intent to Elect to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940” (File No. 814-00899) (the “Company Notice of Intent”) pursuant to Section 6(f) of the 1940 Act with the Commission on May 2, 2011.

SVCP filed a Form N-6F “Notice of Intent to Elect to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940” (File No. 814-00897) (the “SVCP Notice of Intent” and, together with the Company Notice of Intent, the “Notices of Intent”) pursuant to Section 6(f) of the 1940 Act with the Commission on May 2, 2011.

The Company filed a Form N-54A “Notification of Election to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the 1940 Act” (File No. 814-00899) (the “Company Notification of Election”) under the 1940 Act with the Commission on April 2, 2012.

SVCP filed a Form N-54A “Notification of Election to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the 1940 Act” (File No. 814-00897) (the “SVCP Notification of Election” and, together with the Company Notification of Election, the “Notifications of Election”) under the 1940 Act with the Commission on April 2, 2012.

The Company filed a Form N-8F “Application for Deregistration” (File No. 811 21936) under the 1940 Act with the Commission on April 2, 2012.

SVCP filed a form N-8F “Application for Deregistration” (File No. 811 21935) under the 1940 Act with the Commission on April 2, 2012.

The Company has entered into an Investment Management Agreement dated April 2, 2012 (the “Company Investment Advisory Agreement”), with TCP, which replaced the Investment Management Agreement dated July 31, 2006, between SVCF and TCP (the “Previous Company Investment Advisory Agreement”).

SVCP has entered into an Amended and Restated Investment Management Agreement dated April 2, 2012 (the “SVCP Investment Advisory Agreement” and, together with the Company Investment Advisory Agreement, the “Investment Advisory Agreements”), with TCP, which amended, restated and replaced the Investment Management Agreement dated July 31, 2006 between SVCP and TCP (the “Previous SVCP Investment Advisory Agreement” and, together with the Previous Company Investment Advisory Agreement, the “Previous Investment Advisory Agreements”).

SVCP, the General Partner and the other parties thereto have entered into an Amended and Restated Limited Partnership Agreement dated April 2, 2012 (the “SVCP LP Agreement”), which amended, restated and replaced SVCP’s Limited Partnership Agreement dated July 31, 2006 (the “Previous SVCP LP Agreement”).

The Company and SVCP have entered into Administration Agreements, dated as of April 2, 2012 (each an “Administration Agreement” and, collectively with the Investment Advisory Agreements and the SVCP LP Agreement, the “Company Agreements”), with the General Partner.

SECTION 2.           Placements.

Each time that the Company wishes to issue and sell Securities hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing from time to time by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued and sold (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made.  A form of Placement Notice containing such minimum sales parameters is attached hereto as Exhibit A.  The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B attached hereto (with a copy to each of the other individuals from the Company listed on such Exhibit B), as the Company may amend such Exhibit from time to time, and shall be addressed to each of the individuals from the Agent set forth on Exhibit B attached hereto, as the Agent may amend such Exhibit B from time to time.  If the Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Agent will, prior to 4:30 p.m. (New York City time) on the business day following the business day on which such Placement Notice is delivered to the Agent, issue to the Company a notice by email (or other method mutually agreed to in writing from time to time by the parties) addressed to all of the individuals from the Company and the Agent set forth on Exhibit B attached hereto setting forth the terms that the Agent is willing to accept.  Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent until the Company delivers to the Agent an acceptance by email (or other method mutually agreed to in writing from time to time by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Agent set forth on Exhibit B attached hereto.  The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) the Company terminates the Placement Notice in accordance with the notice requirements set forth in the second sentence of this Section 2, (iii) the Company issues a subsequent Placement Notice with parameters superseding those in the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below.  The amount of any commission, discount or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Securities shall be determined in accordance with the terms set forth on Exhibit C attached hereto; provided, however, in the event the Company engages the Agent for a sale of Securities that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company and the Agent will agree to compensation that is customary with respect to such transactions.  The amount of any commission, discount or other compensation to be paid by the Company to the Agent, when the Agent is acting as principal, in connection with the sale of the Placement Securities shall be as separately agreed upon in writing between the parties at the time of any such sales.  It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Agent and either (i) the Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended by the Agent, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

The aggregate number of shares of Common Stock sold pursuant to this Agreement will not exceed 19.9% of the Company’s outstanding shares of Common Stock as of the date of this Agreement.

SECTION 3.           Sale of Placement Securities by the Agent.

Subject to the provisions of Section 6(a), the Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable).  The Agent will provide written confirmation to the Company no later than 9:30 a.m. (New York City time) on the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales.  Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the 1933 Act Regulations, including sales made directly on the Nasdaq Global Select Market (“Nasdaq”), on any other existing trading market for the Common Stock or to or through a market maker.  Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions.  The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling the Placement Securities, and (ii) the Agent will not incur liability or obligation to the Company or any other person or entity if it does not sell the Placement Securities for any reason other the a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required.  For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are eligible to be purchased and sold on the principal market on which the shares of Common Stock are listed or quoted.

SECTION 4.           Suspension of Sales.  The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B attached hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B attached hereto, other than via auto-reply), suspend any sale of Placement Securities by the Agent; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any securities sold under this Agreement.  Each of the parties agrees that no such notice under this Section 4 shall be effective against the other party unless it is made to one of the individuals named on Exhibit B attached hereto, as such Exhibit B may be amended from time to time.

SECTION 5.           Representations and Warranties.

(a)           Representations and Warranties relating to the Company.  The TCP Entities, jointly and severally, represent and warrant to the Agent as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered, and to the Agent selling the Placement Securities as of the time of each sale of any Securities or any other securities pursuant to this Agreement (each, an “Applicable Time”) and as of each Date of Delivery (as defined below), and agree with each Agent, as follows:

(i)           Registration Statement and Prospectuses.  The Company is eligible to use Form N-2. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  The Prospectus will name the Agent as the agent in the section entitled “Plan of Distribution.”  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the TCP Entities’ knowledge, contemplated.  The Company has complied with and/or responded to each request (if any) from the Commission for additional information.  Each of the Registration Statement and, assuming no act or omission on the part of the Agent that would make such statement untrue, the offer and sale of Securities as contemplated hereby, meets all the requirements of Rule 415 of the 1933 Act Regulations and complies in all material respects with Rule 415 of the 1933 Act Regulations.

Each of the Registration Statement, the Rule 462(b) Registration Statement, if any, and any post-effective amendment thereto, at the time it became effective, at any Applicable Time and at any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1940 Act.  The base prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, at the time it was filed, and each Prospectus, at the time it is filed, complied or will comply in all material respects with the 1933 Act, the 1933 Act Regulations and the 1940 Act.  Each Prospectus delivered to the Agent for use in connection with any sale of Placement Securities was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)           Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, as of the date hereof, at its effective time and at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of any Applicable Time, no materials or information provided to investors by, or with the prior written approval of, the Company in connection with the marketing of any offering of Securities (“Marketing Materials”), when considered together with the Prospectus, included, includes or will include an untrue statement of material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 497, at any Applicable Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any post-effective amendment thereto), including the Rule 430B information or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Prospectus related to the Placement Securities as identified in a letter from the Agent to the Company (the “Agent Information”).

(iii)           Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 (“Rule 405”) of the 1933 Act Regulations, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(iv)           Independent Accountants.  The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the Public Company Accounting Oversight Board.

(v)           Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its Subsidiaries (as defined below) at the dates indicated and the statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly and in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the 1933 Act, 1933 Act Regulations or 1940 Act.  The financial data set forth in the Prospectus relating to the Placement Securities under the caption “Capitalization” presents fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements and related notes thereto contained in the Registration Statement.

(vi)           No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii)           Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Company Investment Advisory Agreement and the Administration Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(viii)           Good Standing of Subsidiaries.  The Company has no direct or indirect subsidiaries that are consolidated with the Company for financial reporting purposes under GAAP (each, a “Subsidiary” and collectively, the “Subsidiaries”) other than SVCP, TCPC Funding I, LLC and TCPC SBIC, LP (“TCPC SBIC”).  Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the SVCP Investment Advisory Agreement, the Administration Agreement and the SVCP LP Agreement; and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.  Except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non‑assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.  Except (A) as set forth in the Registration Statement and the Prospectus and (B) for portfolio investments made after June 30, 2016 the Company does not own, directly or indirectly (including through its ownership of SVCP), any shares of stock or any other equity or debt securities of any corporation or have any equity or debt interest in any firm, partnership, joint venture, association or other entity that is not a Subsidiary.

(ix)           Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus relating to the Placement Securities in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations or agreements referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).  The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non‑assessable.  None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(x)           Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and SVCP.

(xi)           Authorization and Enforceability of the Company Agreements.  Each of the Company Agreements has been duly authorized, executed and delivered by the Company and SVCP, as applicable, and comply with the applicable provisions of the 1940 Act.  Assuming the due authorization, execution and delivery by any other parties thereto, each of the Company Agreements is a valid and binding obligation of the Company and SVCP, as applicable, enforceable against the Company and SVCP, as applicable, in accordance with its terms, except as the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally, (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought or (C) the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (regardless of whether enforceability is considered in a proceeding in equity or law).

(xii)           Authorization and Description of Securities.  The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non‑assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.  The Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.  No holder of Securities will be subject to personal liability by reason of being such a holder.

(xiii)           Registration Rights.  There are no individuals, firms, corporations or other entities (each, a “person”) with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act.

(xiv)           Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except, in the case of clauses (B) and (C) of this paragraph (xiv), for such defaults or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the Company Agreements and the consummation of the transactions contemplated herein and therein and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus relating to the Placement Securities under the caption “Use of Proceeds”) and compliance by each of the Company and SVCP with its obligations hereunder and thereunder have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (1) the provisions of the charter, by-laws or similar organizational document of the Company or any of its Subsidiaries or (2) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except for such violations of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect).  As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xv)           Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the TCP Entities, is imminent, and the TCP Entities are not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xvi)           Absence of Proceedings.  Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the TCP Entities, threatened, against or affecting the Company or any of its Subsidiaries, that would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the Company Agreements or the performance by each of the Company and SVCP of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected result in a Material Adverse Effect.

(xvii)           Accuracy of Exhibits.  There are no contracts or documents that are required to be described in the Prospectus or the Registration Statement or to be filed as exhibits thereto which have not been so described in all material respects or filed as required.

(xviii)           Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or SVCP of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation by the Company or SVCP of the transactions contemplated by this Agreement, the Company Agreements, as applicable, or the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus relating to the Placement Securities under the caption “Use of Proceeds”), except such as have been already obtained or made under the 1933 Act, the 1933 Act Regulations, the 1940 Act, the rules of the Nasdaq Stock Market LLC, state securities laws, or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except for filings that may be required after the date hereof by Rule 497 or pursuant to Rule 462(b).

(xix)           Possession of Licenses and Permits.  The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xx)           Title to Property.  The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Prospectus or (B) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any such Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxi)           Possession of Intellectual Property.  The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know‑how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxii)           Environmental Laws.  Except as described in the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of any of the TCP Entities, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiii)           Accounting Controls.  The Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15(f) and 15d‑15(f) of the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxiv)           Compliance with the Sarbanes-Oxley Act.  The Company is in compliance with (A) all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder and (B) all rules of the Nasdaq Stock Market LLC.

(xxv)           Payment of Taxes.  All tax returns of the Company and its Subsidiaries required by law to be filed have been filed on a timely basis and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided and except such cases where the failure to file or pay would not reasonably be expected to have a Material Adverse Effect.  The tax returns of the Company and its Subsidiaries through the fiscal year ended December 31, 2015 have been settled and no assessment in connection therewith has been made against the Company or any of the Subsidiaries.  The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company and its Subsidiaries.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxvi)           Insurance.  The Company and its Subsidiaries carry or are entitled to the benefits of insurance, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.  Neither of the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxvii)           Investment Company Act.  None of the Company, SVCP or TCPC SBIC is required, nor upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus related to the Placement Securities will be required, to register as a “registered management investment company” under the 1940 Act.

(xxviii)           Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxix)           Unlawful Payments; Foreign Corrupt Practices Act.  None of the Company, any of its Subsidiaries or, to the knowledge of the TCP Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries (A) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or (C) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and, to the knowledge of the TCP Entities, its affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxx)           Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the TCP Entities, threatened.

(xxxi)           OFAC.  None of the Company, any of its Subsidiaries or, to the knowledge of the TCP Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxii)           Lending Relationship.  Except as disclosed in the Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of the Agent and (B) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of the Agent.

(xxxiii)           Statistical and Market-Related Data.  Any statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxiv)           Related Party Transactions.  There are no business relationships or related party transactions involving the Company, any of its Subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

(xxxv)           Employees and Executives.  The Company is not aware that (A) any executive, key employee or significant group of employees of the TCP Entities or the Subsidiaries plans to terminate employment with the TCP Entities or the Subsidiaries, as applicable, or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar arrangement that would be violated by the present or proposed business activities of the TCP Entities or the Subsidiaries, as applicable.

(xxxvi)           Investment Advisory Agreements.  (A) The terms of each of the Investment Advisory Agreements and the SVCP LP Agreement, including compensation terms, comply and have complied at all times in all material respects with all applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), (B) the terms of each of the Previous Investment Advisory Agreements and the Previous SVCP LP Agreement, including compensation terms, complied at all times when such documents were in effect in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and (C) the approvals by the board of directors and the shareholders of the Company and SVCP, as applicable, of each of the Investment Advisory Agreements and the SVCP LP Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act and Section 205 of the Advisers Act, each as applicable to companies that have elected to be regulated as business development companies.

(xxxvii)           Interested Persons.  Except as disclosed in the Registration Statement and the Prospectus (A) no person is serving or acting as an officer, director or investment adviser of the Company or SVCP, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (B) to the knowledge of the TCP Entities, no director of the Company or SVCP is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Agent.

(xxxviii)           Rule 38a-1 Compliance Policies.  The Company has adopted and implemented written policies and procedures pursuant to Rule 38a-1 under the 1940 Act reasonably designed to prevent violation of federal securities laws by the Company, including policies and procedures that provide for the oversight of compliance by each investment adviser, principal underwriter, administrator, and transfer agent of the Company.

(xxxix)           Price Per Share.  In determining the minimum price below which sales may not be made (or, if such minimum price is not included in the relevant Placement Notice, the minimum price at which Placement Securities are sold), the Company complied in all material respects with, and obtained any required approvals under, Section 23 and Section 63 of the 1940 Act.

(xl)           Notices of Intent.  When each of the Notices of Intent was filed with the Commission, such Notice of Intent, and each amendment thereto, (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(xli)           Notifications of Election.  When each of the Notifications of Election, each of the Notifications of Registration and each of the N-2 Registration Statements was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(xlii)           Regulated Investment Company.  Since its formation, the Company has elected and duly qualified to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company is in compliance with the requirements of the Code necessary to qualify as a RIC. The Company intends to direct the investment of the net proceeds of the offering of the Securities and to continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification as a RIC.  Since its formation, SVCP has been treated as either a disregarded entity or a partnership for U.S. federal income tax purposes and shall continue to so qualify.

(xliii)           Disclosure Controls and Procedures.  The Company maintains and will maintain effective “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures are and have been effective as required by the 1940 Act and the Rules and Regulations.  The TCP Entities have no knowledge of any material weakness in the Company’s control over financial reporting.

(xliv)           1940 Act Compliance.  (A) Each of the Company and SVCP has duly elected to be treated by the Commission under the 1940 Act as a business development company, such election is effective and all required action has been taken by the Company and SVCP under the 1933 Act and the 1940 Act to make the public offering and consummate the sale of the Securities as provided in this Agreement; (B) the provisions of the charter and by-laws or similar organizational documents of the Company and SVCP, and the investment objectives, policies and restrictions described in the Prospectus, assuming they have been, and are, implemented as described, have complied at all times and will comply in all material respects with the requirements of the 1940 Act, including the 70% requirement applicable to acquisition of assets by the Company under Section 55(a) of the 1940 Act, and (C) the operations of the Company and SVCP are, and at all times have been, in compliance in all material respects with the provisions of the 1940 Act, including the provisions of Section 12(d)(1) of the 1940 Act.

(xlv)           Compliance of the Company Agreements with the 1940 Act.  This Agreement and each of the Company Agreements complies in all material respects with all applicable provisions of the 1940 Act and the Advisers Act.

(xlvi)           Absence of Extensions of Credit.  Each of the Company and SVCP has not, directly or indirectly, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of any of the TCP Entities, or to or for any family member or affiliate of any director or executive officer of any of the TCP Entities.

(xlvii)           Small Business Investment Company Status.  TCPC SBIC is licensed to operate as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (“SBA”).  TCPC SBIC’s SBIC license is in good standing with the SBA and no adverse regulatory findings contained in any examination reports prepared by the SBA regarding TCPC SBIC are outstanding or unresolved.  The method of operation of TCPC SBIC will permit it to continue to meet the requirements for qualification as a SBIC.

(xlviii)           SBA Debentures.  TCPC SBIC is eligible to sell securities guaranteed by the SBA.  TCPC SBIC is not in default under the terms of any debenture which it has issued to the SBA for guaranty by the SBA or any other material monetary obligation.

(xlix)           Significant Subsidiary.  TCPC SBIC, LP is not a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) of the Company.

(l)           Distribution of Offering Materials.  The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement or the Prospectus or, with the approval of the Agent, the Marketing Materials.

(li)           FINRA Matters.  All of the information provided to the Agent or counsel for the Agent by the TCP Entities and, to the knowledge of the TCP Entities, its officers and directors, in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 is true, complete and correct in all material respects.

(b)           Representations and Warranties of TCP and the General Partner.  TCP and the General Partner, jointly and severally, represent and warrant to the Agent, as of the date hereof, as of each Representation Date on which a certificate is required to be delivered, as of each Applicable Time and as of each Date of Delivery, and agree with the Agent, as follows:

(i)           No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement or the Prospectus,  (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or regulatory status of TCP or the General Partner, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a material adverse effect on TCP or the General Partner’s ability to provide services pursuant to the terms of the Company Agreements (a “TCP Material Adverse Effect”) and (B) there have been no transactions entered into by TCP or the General Partner, other than those in the ordinary course of business, which are material with respect to TCP or the General Partner, as applicable.

(ii)           Good Standing.  Each of TCP and the General Partner has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; TCP has limited liability company power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreements; the General Partner has limited liability company power and authority to enter into and perform its obligations under the SVCP Investment Advisory Agreement, the SVCP LP Agreement and the Administration Agreements; and each of TCP and the General Partner is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business, except where the failure to qualify or be in good standing would not reasonably be expected to result in a TCP Material Adverse Effect.

(iii)           Registration Under the Advisers Act.  Each of TCP and the General Partner is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreements or the SVCP LP Agreement, as applicable, as contemplated by the Prospectus.  There does not exist any proceeding or, to TCP’s or the General Partner’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which would reasonably be expected to materially and adversely affect the registration of TCP or the General Partner with the Commission.

(iv)           Absence of Proceedings.  Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of TCP or the General Partner, threatened, against or affecting TCP or the General Partner, which would reasonably be expected to result in a TCP Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreements, the Administration Agreements or the SVCP LP Agreement or the performance by TCP and the General Partner of their obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which TCP or the General Partner is a party or of which any of their respective properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in a TCP Material Adverse Effect.

(v)           Absence of Violations, Defaults and Conflicts.  Neither TCP nor the General Partner is (A) in violation of its certificate of formation or limited liability company operating agreement, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which TCP or the General Partner is a party or by which it or either of them may be bound, or to which any of the properties or assets of TCP or the General Partner is subject (collectively, the “TCP/General Partner Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a TCP Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a TCP Material Adverse Effect.  The execution, delivery and performance of this Agreement, the Investment Advisory Agreements, the Administration Agreement and the SVCP LP Agreement, as applicable, and the consummation of the transactions contemplated herein and therein and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus relating to the Placement Securities under the caption “Use of Proceeds”) and compliance by TCP and the General Partner with its obligations hereunder and thereunder have been duly authorized by all necessary limited liability company action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or TCP/General Partner Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of TCP or the General Partner pursuant to, TCP/General Partner Agreements and Instruments (except for such conflicts, breaches, defaults or TCP/General Partner Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a TCP Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate of formation or the limited liability company operating agreement of TCP or the General Partner or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity.  As used herein, a “TCP/General Partner Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by TCP or the General Partner.

(vi)           Authorization and Enforceability of the Company Agreements.  Each of the Company Agreements has been duly authorized, executed and delivered by TCP and the General Partner, as applicable.  Each of the Company Agreements is a valid and binding obligation of TCP or the General Partner, as applicable, enforceable against them in accordance with their terms, except as the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally, (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought or (C) the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (regardless of whether enforceability is considered in a proceeding in equity or law).

(vii)           Investment Advisory Agreements.  (A) The terms of each of the Investment Advisory Agreements and the SVCP LP Agreement, including compensation terms, comply and have complied at all times in all material respects with all applicable provisions of the 1940 Act and the Advisers Act, (B) the terms of each of the Previous Investment Advisory Agreements and the Previous SVCP LP Agreement, including compensation terms, complied at all times when such documents were in effect in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and (C) the approvals by the board of directors and the members of TCP and the General Partner of the Investment Advisory Agreements and the SVCP LP Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act and Section 205 of the Advisers Act, each as applicable to companies that have elected to be regulated as business development companies.

(viii)           Compliance Policies.  TCP has adopted and implemented written policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violation of the Advisers Act by TCP.

(ix)           Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by TCP or the General Partner, as applicable, of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Company Agreements or the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus relating to the Placement Securities under the caption “Use of Proceeds”), except such as have been already obtained or may be required under the 1933 Act, the 1933 Act Regulations, the 1940 Act, the rules of the Nasdaq Stock Market LLC, state securities laws and the rules of FINRA.

(x)           Description of TCP and the General Partner.  The description of TCP and the General Partner contained in the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(xi)           Possession of Licenses and Permits.  TCP and the General Partner possess such Governmental Licenses issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to result in a TCP Material Adverse Effect.  TCP and the General Partner are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a TCP Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a TCP Material Adverse Effect;  and neither TCP nor the General Partner have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a TCP Material Adverse Effect.

(xii)           Absence of Manipulation.  None of TCP, the General Partner, or any of their respective partners, officers, affiliates or controlling persons has taken, nor will TCP, the General Partner or any of their respective partners, officers, affiliates or controlling persons take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of any law, statute, regulation or rule applicable to TCP, the General Partner or any of their respective partners, officers, affiliates or controlling persons.

(xiii)           Employment Status.  Neither TCP nor the General Partner is aware that (A) any executive, key employee or significant group of employees of the TCP Entities or the Subsidiaries, if any, plans to terminate employment with the TCP Entities or the Subsidiaries, as applicable or (B) any such executive or key employee is subject to any non‑compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the TCP Entities or the Subsidiaries, as applicable, except where such termination or violation would not reasonably be expected to have a TCP Material Adverse Effect.

(xiv)           Internal Controls.  Each of TCP and the General Partner operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory Agreements and the SVCP LP Agreement, as applicable, are executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets that are in its possession or control is permitted only in accordance with its management’s general or specific authorization.

(xv)           Accounting Controls.  Each of TCP and the General Partner operates a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement and the SVCP LP Agreement, as applicable, are recorded as necessary (1) to permit preparation of the Company’s financial statements in conformity with GAAP, (2) to maintain financial statements in conformity with GAAP and (3) to maintain accountability for the Company’s assets and (B) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xvi)           Financial Resources.  Each of TCP and the General Partner has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under the Company Agreements to which TCP and the General Partner, as applicable, is a party.

(xvii)           Insurance.  TCP and the General Partner each carries or is entitled to the benefits of insurance with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The TCP Entities have no reason to believe that TCP or the General Partner will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a TCP Material Adverse Effect. Neither TCP nor the General Partner has been denied any insurance coverage which it has sought or for which it has applied.

(c)           Officer’s Certificates.  Any certificate signed by any officer of any TCP Entity delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the TCP Entities, as applicable, to the Agent as to the matters covered thereby.

SECTION 6.           Sale and Delivery to Agent; Settlement.

(a)           Sale of Placement Securities.  On the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions set forth herein, upon the Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Agent of an Acceptance, as the case may be, and unless the sale of Placement Securities described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable).  The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Securities, (ii) the Agent will not incur liability or obligation to the Company or any other person if it does not sell Placement Securities for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) the Agent shall not be under any obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)           Settlement of Placement Securities.  Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Date of Delivery”).  The amount of proceeds to be delivered to the Company on a Date of Delivery against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent at which such Placement Securities were sold, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 8(a) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.  The Agent shall notify the Company as promptly as practicable if it becomes aware that any such deduction for transactions fees will be required.

(c)           Delivery of Placement Securities.  On or before each Date of Delivery, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Date of Delivery) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.  On each Date of Delivery, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Date of Delivery.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Date of Delivery, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 10 and 11 hereof, it will (i) hold the Agent harmless against any loss, liability, claim, damage or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or as a result of such default by the Company or its transfer agent and (ii) pay to the Agent any commission, discount or other compensation to which it would otherwise have been entitled from the Company absent such default.

(d)           Denominations; Registration.  Certificates for the Securities, if any, shall be transferred electronically at the Date of Delivery, in such denominations and registered in such names as the Agent may request in writing at least one full business day before the Date of Delivery.

(e)           Limitations on Offering Size.  Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agent in writing.  Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement (i) at a price lower than the minimum price authorized from time to time by the Company and notified to the Agent in writing and (ii) at a price (net of the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof) lower than the Company’s then-current net asset value per share (as calculated pursuant to the 1940 Act), unless the Company has received the requisite approval from stockholders as required pursuant to the 1940 Act.

(f)           Black-out Limitations. Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to the Agent given by telephone (confirmed promptly by (i) verifiable facsimile transmission or (ii) email correspondence to each of the individuals of the other party set forth on Exhibit B attached hereto, other than via auto-reply)), shall cancel any instructions for the offer or sale of any Securities, and the Agent shall not be obligated to offer or sell any Securities, (i) with respect to the Company’s quarterly filings on Form 10-Q, during any period commencing upon the 30th day following the end of each fiscal quarter and ending on the date on which the Company files with the Commission a prospectus supplement under Rule 497 relating to the Securities that includes updated financial information as of the end of the Company’s most recent quarterly period (the “10-Q Filing”), (ii) with respect to the Company’s annual report filings on Form 10-K, during any period commencing upon the 50th day following the end of the Company’s fiscal year and ending on the date on which the Company files with the Commission a prospectus supplement under Rule 497 relating to the Securities that includes updated audited financial information as of the end of the Company’s most recent fiscal year (the “10-K Filing”) (each of a 10-Q Filing and/or a 10-K Filing shall also be referred to herein as a “Quarterly 497 Filing”) and (iii) at any time that the base prospectus included in the Registration Statement does not include the financial statements required by Section 10(a) of the 1933 Act. To the extent the Company releases its earnings for its most recent quarterly period or fiscal year, as applicable (an “Earnings Release”), before it files with the Commission its quarterly report on Form 10-Q for such quarterly period or annual report on Form 10-K for such fiscal year, as applicable, then the Agent and the Company agree that no sales of Securities shall take place for the period beginning on the date of the Earnings Release and ending on the date of the applicable Quarterly 497 Filing. Notwithstanding the foregoing, without the prior written consent of each of the Company and the Agent, no sales of Securities shall take place, and the Company shall not request the sale of any Securities that would be sold, and the Agent shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.

SECTION 7.           Covenants of the Company.  The Company covenants with the Agent as follows:

(a)           Registration Statement Amendments.  After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Agent under the 1933 Act, (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 497.

(b)           Notice of Commission Stop Orders.  The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of (i) the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment, (ii) any order preventing or suspending the use of Prospectus or any supplement to the Prospectus, (iii) the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, (iv) the initiation or threatening of any proceedings for any of such purposes, (v) any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or (vi) the Company becoming the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and, if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)           Continued Compliance with Securities Laws.  If at any time when a prospectus relating to the Securities is required by the 1933 Act or the 1934 Act to be delivered in connection with a pending sale of the Placement Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agent or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Agent and counsel for the Agent notice of such event, (B) notify the Agent to suspend the offering of Placement Securities during such period, (C) prepare any amendment or supplement which, in the opinion of counsel for the Agent or the Company, may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposing filing or use, furnish the Agent with copies of any such amendment or supplement and (D) file with the Commission any such amendment or supplement (in form and substance satisfactory to counsel for the Agent); provided that the Company shall not file or use any such amendment or supplement to which the Agent or counsel for the Agent shall reasonably object. The Company will furnish to the Agent such number of copies of such amendment or supplement as the Agent may reasonably request.

(d)           Delivery of Registration Statement and Prospectus.  The Company has furnished or will deliver to the Agent and its counsel, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The Company will deliver to the Agent, without charge, as many copies of the Prospectus (including all documents incorporated by reference therein) as the Agent reasonably requests and all amendments or supplements to the Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the 1933 Act.  The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Blue Sky and Other Qualifications.  The Company will use its best efforts, in cooperation with the Agent, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required to complete the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f)           Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agent the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus relating to the Placement Securities under the caption “Use of Proceeds.”

(h)           Listing.  During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Agent under the 1933 Act with respect to a pending sale of the Placement Securities, the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on Nasdaq.

(i)           Filings with Nasdaq.  The Company will timely file with Nasdaq all material documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq.

(j)           Reporting Requirements.  The Company, during any period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)           Notice of Other Sales.  The Company will not, without (i) giving the Agent at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) directing the Agent to suspend activity under this Agreement for such period of time as requested by the Company or as deemed appropriate by the Agent in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (x) the Securities to be sold hereunder, (y) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus or (z) any shares of Common Stock issued pursuant to any dividend reinvestment plan referred to in the Prospectus.

(l)           Change of Circumstances.  The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agent pursuant to this Agreement.

(m)           Due Diligence Cooperation.  The Company will cooperate with any reasonable due diligence review conducted by the Agent or its agents in connection with the transactions contemplated hereby, including providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(n)           Disclosure of Sales.  The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and/or in a current report on Form 8-K the number of Placement Securities sold through the Agent, the Net Proceeds to the Company with respect to such Placement Securities, together with any other information that the Company reasonably believes is required to comply with the 1933 Act and the 1933 Act Regulations.

(o)           Representations Dates; Certificate.  On the date of this Agreement and each time during the term of this Agreement the Company files a Prospectus or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Securities) the Registration Statement or the Prospectus that includes updated financial information as of the end of the Company’s most recent quarterly period or fiscal year, as applicable (a “Quarterly 497 Filing” by means of a post-effective amendment, sticker or supplement, each such event shall be deemed a “Representation Date”), the Company, SVCP, TCP and the General Partner shall furnish the Agent with certificates, in the forms attached hereto as Exhibits E, F and G.  The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company makes a Quarterly 497 Filing containing updated annual audited financial statements. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Agent sells any Placement Securities, the Company, SVCP, TCP and the General shall provide the Agent with certificates, in the forms attached hereto as Exhibits E, F and G, dated the date of the Placement Notice.

(p)           Legal Opinions.  On or prior to the date of the first Placement Notice given hereunder and within five Trading Days of each Representation Date with respect to which the Company, SVCP, TCP and the General Partner are obligated to deliver a certificates in the forms attached hereto as Exhibits E, F and G for which no waiver is applicable,  the Company shall cause to be furnished to the Agent the (i)(x) favorable corporate opinion (the “SASMF Opinion”), (y) negative assurances statement (the “SASMF Statement”) and (z) tax opinion (the “SASMF Tax Opinion”) of Skadden, Arps, Slate, Meagher & Flom LLP (“Company Counsel”), or other counsel satisfactory to the Agent, in form and substance satisfactory to the Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit D-1, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented and (ii) the favorable opinion of the General Counsel of the Company (the “General Counsel”), in form and substance satisfactory to the Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit D-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of the opinions required by Section 7(p)(i) for subsequent Representation Dates, Company Counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under Section 7(p)(i) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)           Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five Trading Days of each Representation Date on which the Company makes a Quarterly 497 Filing containing updated financial statements or with respect to which the Company, SVCP, TCP and the General Partner are obligated to deliver a certificates in the forms attached hereto as Exhibits E, F and G for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included or incorporated by reference in the Registration Statement or the Prospectus) to furnish the Agent letters (the “Comfort Letters”), dated as of the date of the Placement Notice or Representation Date, as applicable, in form and substance satisfactory to the Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the 1933 Act, the 1934 Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r)           Opinion of Counsel for the Agent.  On or prior to the date of the first Placement Notice given hereunder and within five Trading Days of each Representation Date with respect to which the Company, SVCP, TCP and the General Partner are obligated to deliver certificates in the forms attached hereto as Exhibits E, F and G for which no waiver is applicable, the Agent shall have received the favorable written opinion of Proskauer Rose LLP or other counsel satisfactory to the Agent, dated such date, with respect to such matters as the Agent may reasonably request; provided, however, that in lieu of such opinion for subsequent Representation Dates, counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under this Section 7(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(s)           Market Activities.  The TCP Entities will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the 1934 Act; and provided further, that no such bids or purchases shall be made by the Company during the three Trading Days before or after any sale of any Securities pursuant to this Agreement.  The Company acknowledges that the Agent may engage in passive market making transactions in the Securities on Nasdaq in accordance with Regulation M under the 1934 Act.

(t)           Insurance.  The Company has and shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(u)           Compliance with Laws.  The TCP Entities will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including the 1940 Act and the Sarbanes-Oxley Act, and will cause the TCP Entities’ directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including the provisions of the 1940 Act and the Sarbanes-Oxley Act.

(v)           1933 Act and 1934 Act.  The Company will comply in all material respects with all requirements imposed upon it by the 1933 Act and the 1934 Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(w)           Sarbanes-Oxley Act.  The Company and its Subsidiaries will comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(x)           Right to Refuse Purchase.  If, to the knowledge of the Company, all filings required by Rule 497 in connection with the offering of the Securities shall not have been made or the representations, warranties and agreements of the Company in Section 5 shall not be true and correct on any applicable Date of Delivery, the Company will offer to any person who has agreed to purchase Securities from the Company in connection with such offering as a result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Securities.

(y)           Regulation M.  If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the other parties and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(z)           SBIC Opinion. If on any Representation Date TCPC SBIC is a subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the 1934 Act, the Company will, to the extent requested by the Agent, deliver such additional opinions regarding TCPC SBIC in form and substance satisfactory to the Agent and its counsel.

SECTION 8.           Payment of Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agent of copies of the Prospectus, any amendments or supplements thereto, this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities and any costs associated with electronic delivery of any of the foregoing by the Agent to investors, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Agent, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Placement Securities to the Agent, (iv) the fees and disbursements of the TCP Entities’ counsel, accountants and other advisors, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agent in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agent in connection with, the review by FINRA of the terms of the sale of the Securities, (viii) the fees and expenses incurred in connection with the listing of the Placement Securities on the Nasdaq Global Select Market and (ix) the costs and expenses (including any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Agent caused by a breach of the representation contained in the third sentence of Section 5(a)(ii).

SECTION 9.           Conditions of Agent’s Obligations.  The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the TCP Entities contained herein or in certificates of any officer of the TCP Entities delivered pursuant to the provisions hereof, to the performance by the TCP Entities of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement; Notices of Election.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).  Each of the Notices of Election is effective and no order suspending the effectiveness of any of the Notices of Election shall have been issued or proceedings therefor initiated or threatened by the Commission.

(b)           No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any supplement to the Prospectus, or any material document incorporated or deemed to be incorporated therein by reference, untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, any supplement to the Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, in the case of the Prospectus and any supplement to the Prospectus, it will not contain any materially untrue statement  of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects or regulatory status of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(e)           Opinion of Counsel for the TCP Entities.  The Agent shall have received the favorable opinions of Company Counsel and the General Counsel required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(f)           Opinion of Counsel for the Agent.  The Agent shall have received the favorable opinion of Proskauer Rose LLP required to be delivered pursuant to Section 7(r) on or before the date on which such delivery of such opinion is required pursuant to Section 7(r).

(g)           Representation Certificates. The Agent shall have received the certificates required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificates is required pursuant to Section 7(o).

(h)           Accountant’s Comfort Letter.  The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(q).

(i)           Approval of Listing.  The Placement Securities shall either have been (i) approved for listing on Nasdaq, subject only to official notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on Nasdaq at, or prior to, the issuance of any Placement Notice.

(j)           No Suspension or FINRA Objection.  Trading in the Securities shall not have been suspended on Nasdaq.  FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements under this Agreement.

(k)           Additional Documents.  On each date on which the Company is required to deliver certificates pursuant to Section 7(o), counsel for the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the TCP Entities in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Agent and counsel for the Agent.

(l)           1933 Act Filings Made.  All filings with the Commission required by Rule 497 to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497.

(m)           Due Diligence.  Prior to the delivery of the first Placement Notice by the Company, the Agent shall have completed its due diligence review of the Company and the results thereof were satisfactory to the Agent in its reasonable judgment.

(n)           Termination of Agreement.  If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, the obligations of the Agent under this Agreement, or, in the case of any condition to the purchase of Placement Securities on a Date of Delivery, the obligation of the Agent to purchase the relevant Placement Securities, may be terminated by the Agent by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that Sections 5, 10, 11, 12, 14, 15, 16, 18, 19 and 20 hereof shall survive any such termination and remain in full force and effect.

SECTION 10.           Indemnification.

(a)           Indemnification of the Agent by the TCP Entities.  Each of the TCP Entities agrees to indemnify and hold harmless the Agent, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or (B) in any Marketing Materials, or the omission or alleged omission in the Registration Statement, the Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(b)           Indemnification of TCP Entities, Directors and Officers by the Agent.  The Agent agrees to indemnify and hold harmless each TCP Entity, its directors, each of its officers who signed the Registration Statement, if any, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information provided by the Agent.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by the Agent, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           The parties to this Agreement acknowledge that the provisions of this Section 10 shall be subject to Section 17(i) of the 1940 Act to the extent applicable.

SECTION 11.           Contribution.  If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the TCP Entities, on the one hand, and the Agent, on the other hand, from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the TCP Entities, on the one hand, and of the Agent, on the other hand, in connection with the statements or omissions.

The relative benefits received by the TCP Entities, on the one hand, and the Agent, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the TCP Entities, on the one hand, and the total commissions received by the Agent, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The TCP Entities and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities offered through the Agent were offered to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Agent’s Affiliates and selling agents shall have the same rights to contribution as the Agent, and each director of any of the TCP Entities, each officer of any of the TCP Entities who signed the Registration Statement, and each person, if any, who controls any of the TCP Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, TCP or the General Partner.

SECTION 12.           Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of any of the TCP Entities submitted pursuant hereto, shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Agent or its Affiliates or selling agents, any person controlling the Agent, its officers or directors or any person controlling any of the TCP Entities and (b) delivery of and payment for the Securities.

SECTION 13.           Termination of Agreement.

(a)           Termination.  The Agent may terminate its obligations under this Agreement, by notice to the TCP Entities, at any time (i) if there has been, in the judgment of the Agent, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, TCP or the General Partner, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, (iv) if trading generally on the NYSE Amex or the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Termination by the Company.  Subject to Section 13(f), the Company shall have the right, by giving three days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)           Termination by the Agent.  Subject to Section 13(f), the Agent shall have the right, by giving three days’ notice as hereinafter specified, to terminate its obligations under this Agreement in its sole discretion at any time after the date of this Agreement.

(d)           Automatic Termination.  Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through the Agent on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the Maximum Amount.

(e)           Continued Force and Effect.  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f)           Effectiveness of Termination.  Any termination of this Agreement or of the Agent’s obligations under this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Date of Delivery for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and provided further that Sections 5, 10, 11, 12, 14, 15, 16, 18, 19 and 20 shall survive such termination and remain in full force and effect.

SECTION 14.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Agent shall be directed to Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716, Attn: ECM General Counsel; notices to the Company shall be directed to it at 2951 28th Street, Suite 1000, Santa Monica, California 90405, attention of Elizabeth Greenwood, Esq., Secretary and Chief Compliance Officer.

SECTION 15.           No Advisory or Fiduciary Relationship.  Each of the TCP Entities acknowledges and agrees that (a) the sale of Placement Securities pursuant to this Agreement, including the amount of any commission, discount or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Securities, is an arm’s-length commercial transaction between the TCP Entities, on the one hand, and Agent, on the other hand, (b) in connection with the placement of the Securities and the process leading thereto, the Agent is and has been acting solely as a principal and is not the agent or fiduciary of any of the TCP Entities or any of their subsidiaries or their respective stockholders, creditors, employees or any other party, (c) the Agent has not assumed and will not assume an advisory or fiduciary responsibility in favor of any of the TCP Entities with respect to the placement of the Securities or the process leading thereto (irrespective of whether the Agent has advised or is currently advising any of the TCP Entities or any of their subsidiaries on other matters) and the Agent has no obligation to any of the TCP Entities with respect to the placement of the Securities except the obligations expressly set forth in this Agreement, (d) the Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Agent has  not provided any legal, accounting, regulatory or tax advice with respect to the placement of the Securities and each of the TCP Entities has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and (f) the public offering price of the Securities was not established by the Agent.

SECTION 16.           Parties.  This Agreement shall inure to the benefit of and be binding upon the Agent, the TCP Entities and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the Agent, the TCP Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agent, the TCP Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person.  No purchaser of Securities from the Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 17.           Adjustment for Stock Splits.  The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 18.           Trial by Jury.  Each of the TCP Entities (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders, members, partners and affiliates) and the Agent (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders, members, partners and affiliates) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 19.           GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 20.           Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, unless any such Federal court determines that it lacks jurisdiction over a Related Proceeding in which case such Related Proceeding shall be instituted in the courts of the State of New York, in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 21.           TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 22.           Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 23.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 24.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agent and the TCP Entities in accordance with its terms.

Very truly yours,

COMPANY:
TCP CAPITAL CORP.

By	/s/ Howard M. Levkowitz
	Name:	Howard M. Levkowitz
	Title:	Chief Executive Officer

SVCP:
SPECIAL VALUE CONTINUATION PARTNERS, LP

By	/s/ Howard M. Levkowitz
	Name:	Howard M. Levkowitz
	Title:	Chief Executive Officer

TCP:
TENNENBAUM CAPITAL PARTNERS, LLC

By	/s/ Howard M. Levkowitz
	Name:	Howard M. Levkowitz
	Title:	Managing Partner

GENERAL PARTNER:
SVOF/MM, LLC

By	/s/ Howard M. Levkowitz
	Name:	Howard M. Levkowitz
	Title:	Authorized Signatory

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By	/s/ Larry Herman
Authorized Signatory

[Signature Page to Equity Distribution Agreement]

Exhibit A

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:           Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between TCP Capital Corp. (the “Company”), Special Value Continuation Partners, LP, Tennenbaum Capital Partners, LLC, SVOF/MM, LLC and Raymond James & Associates, Inc. (“Raymond James”), dated August 12, 2016 (the “Agreement”), I hereby request on behalf of the Company that Raymond James sell up to [___] shares of the Company’s common stock, $0.001 par value per share, at a minimum market price of $[___] per share.

The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus, nor any supplement to the Prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES WHEN THE SHARES MAY NOT BE SOLD, THE MANNER IN WHICH SALES ARE TO BE MADE BY RAYMOND JAMES, AND/OR THE CAPACITY IN WHICH RAYMOND JAMES MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT OR BOTH).

A-1

Exhibit B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Raymond James & Associates, Inc.

Name	Email

TCP Capital Corp.

Name	Email

B-1

Exhibit C

COMPENSATION

The Agent shall be paid compensation at a mutually agreed rate, not to exceed 2.0% of the gross sales price of Securities sold pursuant to the terms of this Agreement.

C-1